UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Starbucks Corporation (the “Company”) held on March 23, 2011 (the “2011 Annual Meeting”), the Company’s shareholders approved an amendment and restatement of the Starbucks Corporation 2005 Long-Term Equity Incentive Plan (the “Plan”). The Board of Directors of the Company (the “Board of Directors”) had previously adopted and approved the amended and restated Plan on December 16, 2010, subject to shareholder approval.

The amendments to the Plan include: (1) increasing the shares authorized for issuance under the Plan by 15,000,000 shares, (2) establishing a maximum term of 10 years for nonqualified stock options, (3) requiring future awards of restricted stock and restricted stock units to satisfy minimum vesting conditions, (4) extending the term of the Plan by 10 years, (5) revising the performance criteria for performance-based awards and (6) making certain other administrative changes. The foregoing summary of the Plan amendments is qualified in its entirety by reference to Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 28, 2011 (the “Proxy Statement”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the Company’s shareholders voted on (1) the election of 10 directors nominated by the Board of Directors to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualified, (2) an advisory resolution on executive compensation, (3) an advisory vote on the frequency of future advisory votes on executive compensation, (4) revised performance criteria under the Plan, (5) an amendment and restatement of the Plan, including an increase in the number of authorized shares under the Plan, (6) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2011 and (7) a shareholder proposal regarding a recycling strategy for beverage containers.

The table below sets forth the number of votes cast for and against (or, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the number of votes cast for one year, two years and three years), and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Directors

Howard Schultz	526,794,946	16,915,714	530,354	111,207,037

William W. Bradley	540,109,843	3,629,747	501,424	111,207,037

Mellody Hobson	540,027,444	3,687,987	525,583	111,207,037

Kevin R. Johnson	535,969,588	7,696,827	574,599	111,207,037

Olden Lee	513,942,757	29,367,510	930,747	111,207,037

Sheryl Sandberg	539,116,827	4,596,817	527,370	111,207,037

James G. Shennan, Jr.	530,694,712	12,954,466	591,836	111,207,037

Javier G. Teruel	531,885,087	11,790,450	565,477	111,207,037

Myron E. Ullman, III	531,887,160	11,751,245	602,609	111,207,037

Craig E. Weatherup	535,932,748	7,758,938	549,328	111,207,037

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Advisory resolution on executive compensation	532,393,404	10,734,225	1,113,385	111,207,037

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Proposal 3: Advisory vote on the frequency of future advisory votes on executive compensation	468,895,532	1,616,408	72,956,909	772,165	111,207,037

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation annually.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4: Revised performance criteria under the 2005 Long-Term Equity Incentive Plan	525,380,021	17,817,553	1,043,440	111,207,037

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 5: Amendment and restatement of the 2005 Long-Term Equity Incentive Plan	468,941,241	74,318,362	981,411	111,207,037

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 6: Ratification of independent registered public accounting firm	647,237,646	7,096,040	1,114,365	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 7: Shareholder proposal regarding recycling strategy for beverage containers	35,903,461	407,720,919	100,616,634	111,207,037

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION

Dated: March 28, 2011

	By:	/s/ Troy Alstead
Troy Alstead
chief financial officer and chief administrative officer